Exhibit a(18)

Amended and Restated Establishment and Designation of Series and Classes

BLACKROCK CALIFORNIA MUNICIPAL SERIES TRUST

WHEREAS, BlackRock California Municipal Opportunities Fund (the “Fund”) has heretofore been duly established by the Trustees of BlackRock California Municipal Series Trust (the “Trust”), acting pursuant to Section 6.2 of the Declaration of Trust of the Trust, dated March 20, 1985, as amended (the “Declaration”), as the sole series of the Trust;

WHEREAS, pursuant to that certain Amended and Restated Establishment and Designation of Series and Classes dated as of June 8, 2020 (the “Prior Designation”), the shares of beneficial interest of the Fund, par value $.10 per share (the “Shares”), had been divided into five classes of shares as named in the Prior Designation;

WHEREAS, at a meeting held on September 9, 2026, a majority of the Trustees of the Trust authorized the launch of BlackRock California Municipal Opportunities Active ETF Class Shares of the Fund;

NOW THEREFORE, the undersigned, constituting at least a majority of the Trustees of the Trust, do hereby certify that following the actions referenced above, the series and classes of the Trust set forth below have heretofore been established and designated by the Trustees of the Trust in accordance with the Trust’s Declaration, and that such series and classes remain in effect as of the date hereof, and that the Trust is authorized to issue an unlimited number of shares of beneficial interest of each such class of the Fund:

1.	BlackRock California Municipal Opportunities Fund has been designated as the sole series of the Trust.

2.	The classes of Shares of BlackRock California Municipal Opportunities Fund established and designated (each a “Class”) are as follows:

(a)	Investor A Shares

(b)	Investor A1 Shares

(c)	Investor C Shares

(d)	BlackRock California Municipal Opportunities Active ETF Class Shares, which are hereby designated as an ETF pursuant to the Declaration

(e)	Class K Shares

(f)	Institutional Shares

3.	The Shares of each Class of the Fund shall be entitled to all of the rights and preferences accorded to Shares under the Declaration.

4.

The purchase price, the method of determination of net asset value, the price, terms and manner of redemption, the relative dividend rights of holders of the Shares of each Class, and all other preferences, exchange, conversion and other rights, voting powers, restrictions, limitations, qualifications, and further terms and conditions shall be established by the Trustees of the Trust from time to time in accordance with the provisions of the Declaration and shall be set forth in the prospectus and statement of additional information of the Trust relating to such Class of the Fund contained in the Trust’s most recent effective registration statement under the Securities Act of 1933, as amended, with respect to such Class, as such prospectus and statement of additional information may be supplemented or modified from time to time.

5.

Except as may otherwise be required by applicable law, Shares of each Class of the Fund shall vote together as a single class except that Shares of a Class may vote separately on matters affecting only that Class and Shares of a Class not affected by a matter will not vote on that matter.

6.	A Class of the Fund may be terminated by the Trustees by written notice to the shareholders of the Class.

7.	This Amended and Restated Establishment and Designation of Series and Classes is effective on the 9th day of September, 2026.

IN WITNESS WHEREOF, the undersigned have executed this instrument on behalf of the Trust as of the 9th day of September, 2026.

BLACKROCK CALIFORNIA MUNICIPAL SERIES TRUST

/s/ R. Glenn Hubbard	/s/ W. Carl Kester
R. Glenn Hubbard Trustee	W. Carl Kester Trustee

/s/ Cynthia L. Egan	/s/ Lorenzo A. Flores
Cynthia L. Egan Trustee	Lorenzo A. Flores Trustee

/s/ Stayce D. Harris	/s/ J. Phillip Holloman
Stayce D. Harris Trustee	J. Phillip Holloman Trustee

/s/ Arthur P. Steinmetz	/s/ Francis C. Mahoney
Arthur P. Steinmetz Trustee	Francis C. Mahoney Trustee

/s/ Robert Fairbairn	/s/ John M. Perlowski
Robert Fairbairn Trustee	John M. Perlowski Trustee